                                                    Registration No.
                                                                    -----------


    As filed with the Securities and Exchange Commission on December 4, 1996
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          DURAMED PHARMACEUTICALS, INC.

               (Exact name of issuer as specified in its charter)

        Delaware                                       11-2590026
 ------------------------                 ----------------------------------
 (State of Incorporation)                (I.R.S. Employer Identification No.)

                  7155 East Kemper Road, Cincinnati, Ohio 45249
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             1988 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             Timothy E. Hoberg, Esq.
                          Taft, Stettinius & Hollister
                              1800 Star Bank Center
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 381-2838
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed                    Proposed
         Title of                     Amount                      maximum                     maximum
        securities                     to be                     offering                    aggregate                   Amount of
          to be                     registered                     price                     offering                  registration
        registered                      (1)                    per share (2)                 price (2)                      fee
------------------------------------------------------------------------------------------------------------------------------------


Common Stock, par                    2,000,000                    $7.0625                   $14,125,000                   $4,280
value $.01                            shares


====================================================================================================================================

(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of Duramed Pharmaceuticals, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.
(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the average of the high and low prices of the Common Stock on November 29, 1996, on the Nasdaq National Market.

This Registration Statement also relates to Form S-8 Registration Statements No. 33-24122, 33-30716, and 33-68474 of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


              This Registration Statement, being filed in accordance with General Instruction E to Form S-8, incorporates by reference the contents of Form S-8 Registration Statements No. 33-24122, 33-30716, and 33-68474.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

              The legality of the shares of Common Stock registered hereby has been passed upon by Taft, Stettinius & Hollister, Cincinnati, Ohio. Timothy E. Hoberg, a partner in that firm, is Assistant Secretary of the registrant. As of November 1, 1996, partners and associates of that firm owned beneficially approximately 25,430 shares of the registrant's Common Stock.

Item 8.  Exhibits
-----------------

Exhibit
Number
------

4.1            Certificate of Designation, Preferences and Rights of Series A Preferred Stock*
4.2            Certificate of Designation, Preferences and Rights of Series B Preferred Stock**
4.4            Certificate of Designation of 8% Cumulative Convertible Preferred Stock, Series D***
5              Opinion of Counsel
23.1           Consent of Independent Auditors
23.2           Consent of Counsel (included in Exhibit 5)
24             Power of Attorney

----------------------------

* Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference.

** Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement No. 333-06901 and incorporated herein by reference.


Item 9.  Undertakings
---------------------

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 29th day of November, 1996.

                                      DURAMED PHARMACEUTICALS, INC.



                                      By /s/ E. Thomas Arington
                                      ------------------------------------------
                                         E. Thomas Arington, President and Chief
                                         Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 29th day of November, 1996.

       Signature                                    Title
       ---------                                    -----


 /s/ E. Thomas Arington               Chairman of the Board, President and
---------------------------           Chief Executive Officer
E. Thomas Arington                    (principal executive officer)



/s/ Timothy J. Holt                   Senior Vice-President - Finance and Administration,
---------------------------           Treasurer (principal financial and accounting officer)
Timothy J. Holt


/s/ George W. Baughman*               Director
---------------------------
George W. Baughman


/s/ Derek G. Layton*                  President, Duramed Europe, Ltd. and Director
---------------------------
Derek G. Layton


/s/ Stanley L. Morgan*                Director
---------------------------
Stanley L. Morgan


/s/ S. Sundararaman*                  Director
---------------------------
S. Sundararaman


*Pursuant to Power of Attorney


/s/ Timothy J. Holt
---------------------------
Timothy J. Holt
Attorney-in-Fact



                                      II-2